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                                                                    EXHIBIT 99.7

                                      SHARES

                        VENTURA COUNTY NATIONAL BANCORP

                          COMMON STOCK (NO PAR VALUE)

                      INITIALLY OFFERED PURSUANT TO RIGHTS
                          DISTRIBUTED TO SHAREHOLDERS

To Our Clients:

  Enclosed for your consideration are a Prospectus, dated              , 1995
("Prospectus"), and the Instructions as to Use of Subscription Right Certificates (the "Instructions") relating to the offering (the "Offering") of
up to             shares (the "Underlying Shares") of Common Stock, no par
value (the "Common Stock"), of Ventura County National Bancorp (the "Company"),
at a price of $       per share (the "Subscription Price") pursuant to
transferable subscription rights ("Rights") initially distributed to holders of record ("Record Date Holders") of Common Stock, at the close of business on
           , 1995 (the "Record Date").

  As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one share of Common Stock (the "Basic Subscription Privilege") at the Subscription Price, subject to proration and reduction as described in the Prospectus. If you fully exercise the Basic Subscription Privilege you will also have the right (the "Oversubscription Privilege") to subscribe, at the Subscription Price, for additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Excess Shares"), subject to proration and reduction as described in the Prospectus. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective number of shares each such Record Date Holder subscribes for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then each Rights Holder will be allocated only that number of Excess Shares for which such holder oversubscribed, and the remaining Excess Shares will be allocated among all other Record Date Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

  Rights to exercise the Basic Subscription Privilege are transferable, and Rights Holders that wish to sell their Rights may do so. It is anticipated that the Rights will trade on NASDAQ until the close of business on the last trading day prior to the date or the Expiration Time (as defined below). There can be no assurance, however, that a trading market in the Rights will develop.

  The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Underlying Shares or attempt to sell (or direct the Subscription Agent to attempt to sell) any Rights to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

  Your instructions to us should be forwarded as promptly as possible to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., Pacific time on
          , 1995, unless extended by the Company, to a date not later than 5:00
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p.m., Pacific time on           , 1995 (in either case, the "Expiration Time").
Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

  If you wish to have us, on your behalf, exercise Rights to purchase any Underlying Shares to which you are entitled or attempt to sell (or direct the Subscription Agent to attempt to sell) such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

  IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE, TRANSFER OR SELL YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CHEMICAL BANK, 1-800-421-0708.

Very truly yours,
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                        VENTURA COUNTY NATIONAL BANCORP

                       INSTRUCTIONS TO RECORD DATE HOLDER

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

  This will instruct you whether to exercise or attempt to sell (or direct the Subscription Agent to attempt to sell) Rights to purchase Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Right Certificates.

  1. [_] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

  2. [_] Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

         Basic Subscription Right: _______________ X $_____ = $_____ (a)
                                   (NO. OF SHARES)

         Oversubscription Right: _________________ X $_____ = $_____ (b)
                                   (NO. OF SHARES)

                            Total Payment Required = $________ (c)

     [_] Payment in the following amount is enclosed: $________ (d)

     [_] Please deduct payment from the following account maintained by you as follows:

         TYPE OF ACCOUNT_____________________     ACCOUNT NO.___________________

         Amount to be deducted: $________________ (e)

  3. [_] Please DIRECT THE SUBSCRIPTION AGENT TO ATTEMPT TO SELL
         RIGHTS held for my account.

  4. [_] Please attempt to SELL ________ RIGHTS other than through the Subscription Agent.


 ____________________________________
             SIGNATURE(S)
  PLEASE TYPE OR PRINT NAME(S) BELOW

 ____________________________________     Date:_________________________ ,1994

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